EXHIBIT (23)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988 Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-55303) pertaining to the 1993 Stock Option Plan, in the Registration Statements (Form S-8 No. 333-02221, 333-42301, 333-49345, 333-33686 and
333-58064) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-60231) pertaining to the Surgical Health Corporation and Heritage Surgical Corporation Stock Option Plans, in the Registration Statement (Form S-8 No. 33-64615) pertaining to the Sutter Surgery Centers, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-00565) pertaining to the Surgical Care Affiliates Stock Option Plans, in the Registration Statement (Form S-8 No. 333-12111) pertaining to the Professional Sports Care Management, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-18035) pertaining to the ReadiCare Stock Option Plans, in the Registration Statement (Form S-3 No. 333-25921) pertaining to the stock purchase warrant issued to Robert D. Carl, III, in the Registration Statement (Form S-8 No. 333-24429) pertaining to the Health Images, Inc. Stock Option Plans, in the Registration Statement (Form S-3 No. 333-39825) pertaining to the resale of shares of Common Stock issued to the stockholders of National Imaging Affiliates, Inc., in the Registration Statement (Form S-8 No. 333-42307) pertaining to the 1997 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-42305) pertaining to the Amended and Restated 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 333-42301) pertaining to the Horizon/CMS Healthcare Corporation Stock Option Plans, in the Registration Statement (Form S-8 No. 333-59887) pertaining to the National Surgery Centers, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-59895) pertaining to The Company Doctor Amended and Restated Omnibus Stock Plan of 1995, in the Registration Statement (Form S-3 No. 333-52237) pertaining to the 3.25% Convertible Subordinated Debentures due 2003, in the Registration Statement (Form S-8 No. 333-80073) pertaining to the 1999 Exchange Stock Option Plan, in the Registration Statement (Form S-4 No. 333-49636) pertaining to the 10-3/4% Senior Subordinated Notes due 2008, in the Registration Statement (Form S-4 No. 333-58068) pertaining to the 8-1/2% Senior Notes due 2008, and in the Registration Statement (Form S-4 No. 333-73730) pertaining to the 7-3/8% Senior Notes due 2006 and the 8-3/8% Senior Notes due 2011 of our report dated March 12, 2002, with respect to the consolidated financial statements and financial statement schedule of HEALTHSOUTH Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                 ERNST & YOUNG LLP


Birmingham, Alabama
March 20, 2002